UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	January 19, 2005

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

001-12319	38-2730460
(Commission File Number)	(IRS Employer Identification Number)

1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:                                      (616) 776-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On January 19, 2005, the Compensation Committee of the Board of Directors adopted the 2005 Management Incentive Plan that provides for incentive awards to Company executives, as a percentage of their respective base salary, if designated revenue and earnings levels are achieved for fiscal year 2005. These categories will be measured by the results of the “Food & Beverage Revenue” and “Earnings before Income Taxes” entries contained on the Company’s Consolidated Statements of Income for the 2005 fiscal year. The computation also factors specific management objectives that are determined by the Compensation Committee.

Item 8.01.    Other Events.

        Attached as Exhibit 99, and incorporated herein by reference, is a letter sent to Meritage common shareholders regarding the $0.05 per common share dividend payable on January 19, 2005, to shareholders of record as of December 28, 2004.

Item 9.01.    Financial Statements and Exhibits.

                    Exhibit No.                                      Description of Document

10.1	Meritage Hospitality Group 2005 Executive Incentive Plan.

99	The letter described in Item 8.01 above.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2005	MERITAGE HOSPITALITY GROUP INC. BY: /s/Robert E. Schermer, Jr. —————————————— Robert E. Schermer, Jr. Chief Executive Officer